Amendment No. 2 to Security and Loan Agreement
                       and Addendum, Exhibit "A," Thereto


This Amendment No. 2 dated as of April 28, 1997 ("Amendment") amends that certain Security and Loan Agreement dated June 17, 1996 by and between Imperial Bank ("Bank") and Photomatrix, Inc. ("Borrower") and the Addendum, Exhibit "A," (the "Addendum") thereto, of even date as previously amended (collectively herein, the Security and Loan Agreement and the Addendum are referred to as the "Agreement") as follows:

1. Section 5 of the Addendum is deleted in its entirety and the following substituted therefor:

         " As a condition precedent to Bank's obligation to make any advances to Borrower, Borrower shall, among other things, cause a continuing guarantee to be executed by Photomatrix Imaging, Inc., in the amount of $750,000, such guarantees in form satisfactory to Bank."

2. Section 9.a. of the Addendum is deleted in its entirety and the following substituted therefor:

         "        Up to $750,000 in direct advances."

3. Except as provided above, the Agreement remains unchanged and the parties hereby confirm that the Agreement as herein amended is in full force and effect.


PHOTOMATRIX, INC.
"Borrower"


By:

Title:




IMPERIAL BANK
"Bank"


By:

Title: